Exhibit 99.1

Salem Media Group Announces Closing of Refinancing of $112.8 Million of Senior Secured Notes Due 2024 With 7.125% Senior Secured Notes Due 2028

IRVING, Texas—(BUSINESS WIRE)— Salem Media Group, Inc. (NASDAQ: SALM) Salem Media Group, Inc. (NASDAQ: SALM) today announced that it has closed the refinancing (the “Refinancing”) of $112.8 million of its senior secured notes due 2024 (the “2024 Notes”) by way of exchange and/or sale and purchase of $112.8 of such 2024 Notes into $114.7 (reflecting a call premium of 1.688%) of newly issued 7.125% Senior Secured Notes due 2028 (the “2028 Notes”). After the Refinancing, only $103.5 million of the 2024 Notes remain outstanding. Contemporaneously with the Refinancing, Salem has obtained commitments from the holders of the 2028 Notes to purchase up to $50 million in additional 2028 Notes, contingent upon Salem satisfying certain performance benchmarks, the proceeds of which are to be used exclusively to repurchase or repay 2024 Notes. Salem believes that the extended maturity of the 2028 Notes, the ability under the indenture governing the 2028 Notes to use certain asset sale proceeds and casualty loss proceeds to repurchase or repay the 2024 Notes, and the commitments to purchase up to $50 million in additional 2028 Notes, as well as certain other features of the Refinancing, all contribute to the ability of Salem to pay the remaining 2024 Notes in full prior to or at maturity.

“With this refinancing and our expected future free cash flow generation, we believe Salem has a clear path to ultimately push out all of the rest of our outstanding debt maturities. It also provides flexibility to opportunistically invest in our business,” states Edward G. Atsinger III, Chief Executive Officer of Salem.

The 2028 Notes and the related guarantees were exchanged and sold to certain holders of the 2024 Notes, whom Salem believes to be qualified institutional buyers, in a private placement. The 2028 Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Nothing in this press release should be construed as a notice of redemption or repurchase of any 2024 Notes.

FORWARD LOOKING STATEMENTS:

Statements used in this press release that relate to future plans, events, financial results, prospects or performance, including statements regarding any prospective or anticipated refinancing, repurchase or redemption of 2024 Notes, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, as applicable, and our other filings and submissions with the Securities and Exchange Commission, all of which are available free of charge on the SEC’s website at https://protect-us.mimecast.com/s/308HCJ6QBJID9rKgUvtpU4?domain=sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

ABOUT SALEM MEDIA GROUP:

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc. at https://protect-us.mimecast.com/s/0BYyCL9JELuZBjQlUrajgz?domain=salemmedia.com, Facebook and Twitter.

Contacts

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

Evan@SalemMedia.com

Source: Salem Media Group, Inc.